Exhibit 23.4

4th May 2022

CONSENT OF MEDICINES MANUFACTURING INNOVATION CENTRE, MONASH UNIVERSITY

The Medicines Manufacturing Innovation Centre, Monash University (“MMIC”) consents to the references in the Registration Statement on Form F-1, File No. 377-06110, of Gelteq Pty Ltd to our research centre and to the white paper dated November, 2021 prepared by our research centre for Gelteq Pty Ltd.

/s/ Paul Wynne
Paul Wynne

9th May 2022

Dr Paul Wynne

Centre Manager

Monash University

Medicines Manufacturing Innovation Centre

Level 2, Building 403, Parkville Campus

399 Royal Parade

Parkville, VIC 3052

Australia